            Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                       Statement to Certificateholders

                                June 15, 1999


                                                     DISTRIBUTION IN DOLLARS
              ORIGINAL           PRIOR                                                                                    CURRENT
               FACE            PRINCIPAL                                                    REALIZED     DEFERRED        PRINCIPAL
  CLASS        VALUE            BALANCE          INTEREST      PRINCIPAL        TOTAL        LOSSES      INTEREST         BALANCE
   A1      357,735,172.00    169,805,956.68     703,432.97   4,125,330.06   4,828,763.02      0.00         0.00       165,680,626.63
   A2       40,000,000.00     18,986,777.93      78,309.91     461,271.96     539,581.87      0.00         0.00        18,525,505.97
   SI        8,117,044.50      8,101,525.04      51,483.74           0.00      51,483.74      1.02         0.00         8,101,524.02
   R                 0.00              0.00     514,533.13           0.00     514,533.13      0.00         0.00                 0.00
 TOTALS    405,852,216.50    196,894,259.65   1,347,759.75   4,586,602.01   5,934,361.76      1.02         0.00       192,307,656.62


         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                  PASS-THROUGH RATES

            PRIOR                                         CURRENT                                        CURRENT
          PRINCIPAL                                      PRINCIPAL                             CLASS    PASS-THRU
 CLASS      FACTOR     INTEREST    PRINCIPAL    TOTAL     FACTOR                                          RATE
   A1     474.6694482  1.966351   11.531799  13.498150  463.1376493                            A1      5.142500 %
   A2     474.6694483  1.957748   11.531799  13.489547  463.1376493                            A2      5.120000 %
   SI     998.0880405  6.342671    0.000000   6.342671  998.0879149                            SI      0.000000 %
 TOTALS   485.1378202  3.320814   11.301163  14.621977  473.8366548


IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                         ADMINISTRATOR LISTED BELOW:
                                Paulina Jacome
            The Chase Manhattan Bank - Structured Finance Services
                       450 W. 33rd Street, 14th Floor,
                           New York, New York 10001
                             Tel: (212) 946-7765
                       Email: paulina.jacome@chase.com


/x/                             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

            Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                June 15, 1999

Sec. 4.01(i)        Principal Collections received during the Collection Period                    4,586,567.44
                    Interest Collections received during the Collection Period                     1,347,004.15
                    Additional Draw Amount                                                         3,374,042.44

Sec. 4.01(iii)      Floating Allocation Percentage                                                  95.927304 %
                    Fixed Allocation Percentage                                                     98.000000 %

Sec. 4.01(iv)       Investor Certificate Interest Collections                                      1,212,635.60
Sec. 4.01(v)        Investor Certificate Principal Collections                                     7,801,397.68

Sec. 4.01(vi)       Seller Interest Collections                                                       51,483.74
                    Seller Principal Collections                                                           0.00

Sec. 4.01(xi)       Accelerated Principal Distribution Amount                                             10.59
                    Accelerated Principal Distribution Amount Actually Distributed                        10.59

Sec. 4.01(xiii)     Amount Required to be Paid by Seller                                                   0.00
                    Amount Required to be Paid by Servicer                                                 0.00

Sec. 4.01(xiv)      Servicing Fee                                                                     82,884.81
                    Accrued and Unpaid Servicing Fees                                                      0.00

Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                                  25.00
                    Charge Off Amounts                                                                     0.00
                    Charge Off Amounts allocable to Investor Certificateholders                            0.00

Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period                        198,923,536.51
                    Pool Balance as of end of second preceding Collection Period                 201,791,378.30

Sec. 4.01(xvii)     Invested Amount                                                              186,235,383.01

Sec. 4.01(xxi)      Has a Rapid Amortization Event Occurred?                                                  NO

Sec. 4.01(xxii)     Has an Event of Default Occurred?                                                         NO

Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)                               9,977.83
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                                   0.00
                    Unreimbursed Amounts Due to Credit Enhancer                                            0.00

Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                                               0.00

Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                                         0.00

Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)                                     420,880.32

Sec. 4.01(xxvii)    Maximum Rate                                                                       8.1358 %
                    Weighted Average Net Loan Rate                                                     8.1358 %



/x/                             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

            Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                June 15, 1999


Sec. 4.01(xxviii)   Minimum Seller Interest                                                        3,886,738.88

Sec. 4.01(xxix)     Required Servicer Advance                                                              0.00
                    Unreimbursed Required Servicer Advance                                                 0.00
                    Required Servicer Advance Reimbursement                                                0.00

Sec. 4.01(xxx)      Spread Account Requirement                           3,256,935.57
                    Amount on deposit in the Spread Account                                        3,256,935.57
                    Spread Account Deposit                                                            13,372.84
                    Spread Account Withdrawal                                                         93,652.81
                    Delinquencies


                                  Delinquencies
                                     Group 1
             Period        Number  Principal Balance    Percentage
             31-60 days    54         1,597,744.86           0.82%
             61-90 days     7           222,502.58           0.11%
             91-120 days    4            50,809.22           0.03%
             121+ days     24           963,425.23           0.50%
             Total         89         2,834,481.89           1.46%

                             Loans in Foreclosure

                                     Group 1
                    Number     Principal Balance   Percentage
                      0             0.00              0.00 %

                                  Loans in REO

                                   Group 1
                    Number   Principal Balance     Percentage
                      0             0.00              0.00 %



/x/                             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION